AGREEMENT OF SALE


     THIS AGREEMENT OF SALE (hereinafter referred to as the "Agreement"), made this 28th day of October, 1998, by and between:

     WILLCO ASSOCIATES-1, L.L.C., a New Jersey limited liability company, having an address at 236 Sussex Drive, Manhasset, New York 11030, Attn.: Alfred C. Kruger, Managing Member (hereinafter referred to as the "Seller"),

     AND

     CUNNINGHAM GRAPHICS INTERNATIONAL, INC., a New Jersey corporation, having a mailing address at 629 Grove Street, Jersey City, New Jersey 07310, Attn.:
Michael R. Cunningham, President, Chief Executive Officer, (hereinafter referred to as the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, the Seller is the owner of real property located in the City of Jersey City, County of Hudson and State of New Jersey, known as 5 Burma Road, Jersey City, New Jersey, and currently described on the tax map of the City of Jersey City, New Jersey as Block 2154.3 - Lot 66, all as more particularly set forth in Exhibit "A" attached hereto and made a part hereof (hereinafter referred to as the "Land"), together with (i) a certain building located on the Land; and (ii) all fixtures located in the building or on the Land and appurtenances affixed thereto, including, but not limited to, heating apparatus, plumbing, electrical and air conditioning systems, (hereinafter the buildings, other improvements and fixtures are referred to as the "Improvements" and the Land and Improvements are collectively referred to as the "Premises"); and

     WHEREAS, Buyer desires to purchase the Premises from the Seller and the Seller desires to sell the Premises to the Buyer, subject, however, to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Buyer and the Seller hereby covenant and agree as follows:

     1. PREMISES. The Seller hereby covenants and agrees to sell and convey to the Buyer, and the Buyer hereby covenants and agrees to purchase from the Seller, upon the terms, covenants, conditions and agreements hereinafter set forth, all of the Seller's right, title and interest in and to the Premises.

     2. PURCHASE PRICE.

     (i) The Buyer hereby agrees to pay, in consideration of the delivery by the Seller to the Buyer of a Deed of Bargain and Sale with Covenants Against Grantor's Acts describing the Premises (hereinafter referred to as the "Deed"), a purchase price in the amount of Six Million Thirty Five Thousand ($6,035,000.00) Dollars, subject to the adjustments hereinafter set forth, (hereinafter referred to as "Purchase Price").

     3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by the Buyer to the Seller as follows:

     (i) Upon the execution of this Agreement, the sum of Three Hundred One Thousand Seven Hundred Fifty ($301,750.00) Dollars (the "Escrow Deposit"), payable by check to the order of the attorney trust account of the Escrow Agent (as defined below), the receipt of which is hereby acknowledged, subject to collection. The Escrow Deposit shall be held in escrow in an interest-bearing attorney trust account with Roberta S. Weisinger, Esq. attorney for the Seller, as "Escrow Agent" upon the terms and conditions set forth in paragraph 4 of this Agreement; and

     (ii) Upon the execution of this Agreement, an additional sum of Three Hundred One Thousand Seven Hundred Fifty ($301,750.00) Dollars (the "Additional Escrow Deposit"), payable by check to the order of the attorney trust account of the Escrow Agent, the receipt of which is hereby acknowledged, subject to collection. The Additional Escrow Deposit shall be held in an interest-bearing attorney trust account with the Escrow Agent upon the terms and conditions set forth in paragraph 4 of this Agreement; and

     (iii) Upon closing of title and delivery of the Deed, the balance of the Purchase Price, subject to the adjustments set forth


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

herein, the latter sum to be paid in accordance with the provisions of Section 10(b)(i).

     4. ESCROW. (a) The Escrow Deposit and Additional Escrow Deposit shall be commingled and deposited by the Escrow Agent in an interest-bearing, attorney trust account in a bank reasonably selected by Escrow Agent to be maintained and disbursed in accordance with the provisions hereof. If, prior to expiration of the Inspection Period, as such term is defined in paragraph 7(a) of this Agreement, the Escrow Agent receives the Inspection Termination together with the Inspection Report(s), as such terms are defined in paragraph 7(a) of this Agreement, then within five (5) days of receipt thereof, the Escrow Agent shall refund the Escrow Deposit and Additional Escrow Deposit together with one-half (1/2) of the interest accrued thereon, to the Buyer. If, upon expiration of the Inspection Period, as such term is defined in paragraph 7(a) of this Agreement, the Escrow Agent has not received the Inspection Termination and/or Inspection Report(s) then and in that event, the Escrow Agent shall continue to hold the Escrow Deposit and Additional Escrow Deposit in escrow for the benefit of the Seller, subject to the right of the Buyer to have the Escrow Deposit and Additional Escrow Deposit returned to the Buyer, only if, prior to expiration of the Environment Due Diligence Period, as defined in paragraph 7(b) of this Agreement, or Extended Environmental Due Diligence Period, if applicable, as defined in paragraph 7(b)(i) of this Agreement, the Escrow Agent has received the Environmental Termination, together with the Environmental Certification and Environmental Study (all as defined in paragrpah 7(b) of this Agreement). If, prior to expiration of the Environmental Due Diligence Period, or prior to expiration of the Extended Environmental Due Diligence Period, if applicable, the Escrow Agent receives the (Final) Environmental Certification, (Final) Environmental Study and the (Final) Environmental Termination as defined in paragraph 7(b) or 7(b)(i), if applicable, of this Agreement, then within five
(5) days of receipt  thereof,


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

the Escrow Agent shall refund the Escrow Deposit and Additional Deposit together with one-half (1/2) of the interest accrued thereon to the Buyer.

     If, upon expiration of the Environmental Due Diligence Period or Extended Environmental Due Diligence Period, the Escrow Agent has not received the Inspection Termination together with the Inspection Reports, then within five
(5) days after expiration of the Environmental Due Diligence Period or the Extended Environmental Due Diligence Period, the Escrow Agent shall deliver the Escrow Deposit and Additional Escrow Deposit together with one-half (1/2) of the interest accrued thereon to the Seller.

     (b) Without the consent of the Buyer and Seller, the Escrow Agent shall not release the Escrow Deposit to any party. In the event that any party requests in writing that the Escrow Agent deliver the Escrow Deposit and/or the Additional Escrow Deposit to such party, the Escrow Agent shall make a written request for the consent of the other party and in such written request notify such party that unless an objection is made in writing to the release of the Escrow Deposit and/or the Additional Escrow Deposit, within ten (10) days of the non-consenting party's receipt of such notice, the Escrow Deposit and/or the Additional Escrow Deposit will be released to the party requesting the Escrow Deposit and/or Additional Escrow Deposit. If the Escrow Agent receives a written objection to the release of the Escrow Deposit and/or the Additional Escrow Deposit, the Escrow Agent shall make no disbursement of the Escrow Deposit and/or the Additional Escrow Deposit until so authorized in a writing, signed by both the Buyer and Seller or by a final non-appealable order of a court of competent jurisdiction, and in either of such events, Escrow Agent shall then disburse the Escrow Deposit and/or the Additional Escrow Deposit in accordance with the notice or the order, as applicable. No fee or other charges shall be payable to Escrow Agent by the Buyer unless an interpleader is filed by Escrow Agent, in which event Buyer shall pay such fees as directed by the Court. Escrow Agent shall not be liable to either party hereunder for any act


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

undertaken in good faith and without fraud or gross negligence on its part. The parties acknowledge that the Escrow Agent is acting in this capacity solely as a stakeholder for the convenience of the parties. In the event of any conflict, the Escrow Agent may institute an interpleader action with respect to the Escrow Deposit and/or the Additional Escrow Deposit. The parties acknowledge and agree that notwithstanding the Escrow Agent's role as Escrow Agent, that the Escrow Agent is counsel to the Seller and may continue to be counsel to the Seller in the event of any dispute, including litigation relating to the Escrow Deposit and/or Additional Deposit or relating to any other matter.

     5. PERMITTED ENCUMBRANCES. The Premises shall be sold and conveyed subject to the following "permitted encumbrances":

          (a) Zoning and building regulations, ordinances and requirements adopted by any authority having jurisdiction which relate to the Premises;

          (b) Terms, Covenants, Conditions and Restrictions in Deed Book 2906, Page 443 and Deed Book 3051, Page 382, provided that the title company shall provide affirmative insurance against forfeiture or reversion of title;

          (c) Easement, Conditions and Rights in Deed Book 3051, Page 382;

          (d) The non-exclusive right to use, maintain and repair the railroad track spur situated in the easement parcel;

          (e) Easement in Deed Book 3376, Page 698; and

          (f) Easement for the construction, operation,maintenance, repair and replacement of a railroad spur track and a connecting switch along, across and over the following described parcel as set forth in Deed Book 3133, Page 598:

          Starting at a point in the northerly line of Statue of Liberty Drive, distant 224 feet westerly for the intersection formed by said northerly line of Statue of Liberty Drive with the westerly line of Edward J. Hart Road; running, thence northerly and parallel to said westerly line of Edward J. Hart Road, north 36 degrees 15 minutes
          39.51 seconds east 358.31 feet to a point, said point being the point of place of beginning of the parcel herein described; thence

          (1) Northerly and parallel to said westerly line of Edward J. Hart Road north 36 degrees 15 minutes 39.51 seconds east 30.28 feet to a point; thence

          (2) Westerly, north 63 degrees 16 minutes 48 seconds west 268.48 feet to its intersection with the extension of a line located 18 feet southerly and parallel to the southerly face of a certain concrete warehouse standing on Plot 1D, Block 2154, Tax Map of the City of Jersey City and belonging to Distribution & Export Merchandising,
          Inc.: Thence


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

          (3) Easterly and along the extension of the line located 18 feet southerly from the southerly face of the aforementioned warehouse, south 53 degrees 45 minutes 10 seconds east 120.08 feet to a point; thence

          (4)  Continuing  easterly  south 63 degrees 16 minutes 48 seconds east
          145.96 feet to the point or place of beginning.

     6. TITLE. As reasonably promptly possible after the execution hereof, the Buyer shall order a title insurance commitment ("Commitment") for the Premises from a title company licensed to do business in the State of New Jersey at regular rates ("Title Company") and a survey ("Survey") of the Property showing the title matters set forth in the Commitment. Seller shall convey fee simple title to Buyer, at the time of closing, which shall be insurable and marketable. For purposes of this Agreement, "marketable title" shall be deemed to be such a title as a Title Company shall insure at standard rates and subject only to those "permitted encumbrances" set forth in Paragraph 5 above (such matters, collectively, "Permitted Encumbrances"). Prior to the expiration of the Inspection Period, Buyer shall furnish a copy of the Commitment and Survey to the Seller and give notice (the "Notice") to Seller of any exceptions to title ("Objections") which are not Permitted Encumbrances. Failure to give notice to Seller of any Objections which are not Permitted Encumbrances prior to the expiration of the Inspection Period, as such term is defined in Paragraph 7(a) of this Agreement, shall be deemed a waiver by Buyer of any right to object to the condition of title to the Premises. Provided that Buyer provides Notice to Seller of any objections, which are not Permitted Encumbrances within the time period set forth above, then and in that event, Seller shall use commercially reasonable and diligent efforts to cause any such Objections to be removed as title exceptions. In the event that Seller cannot deliver title without reference to the Objections after using commercially reasonable efforts to do so, then Buyer reserves the right to terminate this Agreement, in which event the sole remaining obligations hereunder shall be upon Escrow Agent to return the Escrow Deposit and Additional Escrow Deposit to Buyer.


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

Buyer shall give Seller a reasonable period from the date of delivery of Notice to the Seller of any objections which are not Permitted Encumbrances, to cure such title matter. Nothing contained in this paragraph 6 shall limit the Buyer's right to object to any lien or encumbrance affecting the Premises first created by Seller after the expiration of the Inspection Period. Notwithstanding the provisions of this paragraph 6, the Seller shall pay off any monetary encumbrance against the Premises on or before the date of Closing out of the cash then payable and provide recordable instruments of release and discharge of such encumbrances in form and substance reasonably satisfactory to the Title Company, provided, that, with respect to any encumbrance held by any institutional lender, the delivery of pay-off letters from the institutional lender shall be satisfactory. The Seller shall pay the cost of canceling or discharging any such encumbrances or may provide Buyer with a credit at closing for the cost of canceling of any such encumbrance.

     7. CONDITIONS PRECEDENT. The Buyer's obligation to close title to the Premises shall be conditioned and contingent upon the following:

     (a) Inspection Period: Upon the date of execution of this Agreement and continuing for a period of forty-five (45) days thereafter (the "Inspection Period"), the Buyer shall have the right to enter onto the Premises in order to perform inspections and/or investigations of the physical condition of the land and building, including without limitation, inspection and/or investigation of structural, mechanical, electrical, plumbing, HVAC and other systems and to conduct such other investigations and inquiries and meet with such governing authorities, for the purpose, without limitation of gaining approval of employment programs by the New Jersey Economic Development Authority, to obtain all required governmental approvals and/or permits and/or to obtain utility company agreements or for any other purpose as Buyer, in its sole and absolute discretion, determines necessary. At any time prior to the expiration of the Inspection Period, the


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

Buyer, may terminate this Agreement ("Inspection Termination"), for any reason by delivering all written reports evidencing inspections and/or investigations (the "Inspection Reports") and a written notice of Inspection Termination to the Seller and Escrow Agent, whereupon the Escrow Deposit and Additional Deposit shall be returned to the Buyer in accordance with the provisions of paragraph 4(a) of this Agreement and all rights and obligations with respect to performance by the Buyer and the Seller hereunder shall be null and void.
Failure by the Buyer to provide the Inspection Report(s) and Inspection Termination to Seller prior to the expiration of the Inspection Period, TIME BEING OF THE ESSENCE, shall be deemed a waiver of any right of termination that Buyer may have pursuant to this provision.

     (b) Environmental Due Diligence Period: Upon the date of execution of this Agreement and continuing for a period of sixty (60) days thereafter (the "Environmental Due Diligence Period"), the Buyer shall have the right, subject to the provisions of paragraph 7(b)(ii), to perform tests and soil borings, observe, measure or otherwise study or review the Premises or any part thereof for the purpose of conducting a Phase I environmental audit of the Premises, wetlands review, ground water monitoring and/or underground storage tank testing, if applicable ("Environmental Study(ies)"). Subject to the provisions of paragraph 7(b)(i) below, in the event the results of any Environmental Study result in environmental conditions which exceed allowable governmental standards, as certified to Seller by Buyer's environmental engineer ("Engineer's Certification") then and in that event Buyer may, prior to expiration of the Environmental Due Diligence Period, either: (i) terminate this Agreement by delivering the Engineer's Certification together with the Environmental Study and a notice of termination to the Seller and Escrow Agent ("Environmental Termination"), in which case, the Escrow Deposit and Additional Deposit shall be returned to the Buyer in accordance with the provisions of paragraph 4(a) of this Agreement and all rights and


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

obligations with respect to performance by the Buyer and the Seller hereunder shall be null and void. Failure by the Buyer to deliver the Engineer's Certification, Environmental Study and Environmental Termination to Seller and the Escrow Agent prior to expiration of the Environmental Due Diligence Period, TIME BEING OF THE ESSENCE, shall be deemed a waiver of any right of termination that Buyer may have pursuant to this provision; or (ii) deliver to Seller and Escrow Agent, prior to expiration of the Environmental Due Diligence Period, the Engineer's Certification together with a copy of the Environmental Study and a written request of Seller to remediate the environmental condition to a level which is at or below allowable governmental standards ("Remediation Request"). Provided that Buyer has, delivered to Seller and the Escrow Agent, the
Engineer's Certification together with the Environmental Study and the Remediation Request, as provided above, Seller shall have thirty (30) days to review and respond to Buyer's Remediation Request, provided that Seller shallduring the thirty (30) day period, act in a diligent manner in pursuing its own investigation in order to determine whether it is willing or able to comply with the Remediation Request then and in that event should Seller determine that it requires an extension of the above thirty (30) day period, then Buyer shall extend such time period for a reasonable period of time for Seller to complete its investigation. If, at any time Seller provides written notice to Buyer in which it refuses to comply with the terms of the Remediation Request, then and in that event, Buyer may terminate this Agreement by delivering a notice of termination to the Seller and Escrow Agent within five (5) days of receipt of Seller's notice of its refusal to remediate the environmental condition to a level which is at or below allowable governmental standards, whereupon, the Escrow Deposit and Additional Deposit shall be returned to the Buyer in accordance with the provisions of paragraph 4(a) of this Agreement and all rights and obligations with respect to performance by the Buyer and Seller hereunder shall be null and void. Failure by Buyer to deliver a notice of termination to the Seller and the


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

Escrow Agent within the five (5) day period discussed above, TIME BEING OF THE ESSENCE, shall be deemed a waiver of any right of termination that Buyer may have pursuant to this provision. In the event Seller agrees to the terms of the Remediation Request, Seller shall use commercially reasonable and diligent efforts to comply with the Remediation Request and Buyer shall give Seller a reasonable period of time to comply with the terms of the Remediation Request.

     (i) In the event the results of any Environmental Study result in environmental conditions which exceed allowable governmental standards, as evidenced by Buyer's Engineer's Certification or if the results of such Environmental Study are inconclusive, then and in that event, Buyer may elect, (in lieu of delivering to Seller the Environmental Termination or the Remediation Request as discussed in paragraph 7(b) above), to extend the Environmental Due Diligence Period for an additional thirty (30) day period in order to continue further Environmental Studies ("Extended Environmental Due Diligence Period"). In order to exercise any right to extend the Environmental Due Diligence Period, Buyer must, prior to expiration of the Environmental Due Diligence Period, deliver to the Escrow Agent: (1) a written request to extend the Environmental Due Diligence for a period not to exceed thirty (30) days ("Extension Request"); and (2) a certification from Buyer's environmental engineer which either: (a) sets forth the specific environmental condition which exceeds allowable governmental standards; or (b) sets forth the portion of the Environmental Study which is inconclusive (the "Extension Engineer's Certification"); together with (3) a non-refundable check made payable to the order of the Seller in the amount of Forty Thousand ($40,000.00) Dollars (the "Extension Check"). Provided that Buyer has delivered the Extension Request, the Extension Engineer's Certification and the Extension Check then and in such event, the Environmental Due Diligence Period shall be extended for an additional thirty (30) day period, for the sole purpose of Buyer further studying the information contained in the


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

Extension   Engineer's   Certification  and  for  no  other  purpose.  It  being
specifically understood that any issue not raised in the Extension Engineer's Certification shall be deemed waived by Buyer.

     In the event that the results of Buyer's further study of the information contained in the Extension Engineer's Certification results in environmental conditions which exceed allowable governmental standards ("Final Environmental Study(ies), as certified to Seller by Buyer's environmental engineer ("Final Engineer's Certification") then and in such event Buyer may, prior to expiration of the Extended Environmental Due Diligence Period either: (i) terminate this Agreement by delivering the Final Engineers Certification together with the Final Environmental Study and a notice of Environmental Termination to the Seller and the Escrow Agent, in which case the Escrow Deposit and Additional Deposit shall be returned to the Buyer in accordance with the provisions of paragraph 4(a) of this Agreement and all rights and obligations with respect to performance by the Buyer and the Seller hereunder shall be null and void. Failure by the Buyer to timely deliver the Final Engineer's Certification and the Final Environmental Study and a notice of Environmental Termination to Seller and the Escrow Agent, prior to expiration of the Extended Environmental Due Diligence Period, TIME BEING OF THE ESSENCE, shall be deemed a waiver of any right of Termination that Buyer may have pursuant to this provision; or (ii) deliver to Seller and the Escrow Agent the Final Engineer's Certification together with a copy of the Final Environmental Study and a Remediation Request. If after delivery of the Final Engineer's Certification, Final Environmental Study and Remediation request from Buyer to the Seller and the Escrow Agent, Seller refuses to comply with the terms of the Remediation Request then and in that event, Buyer may terminate this Agreement by delivering a Notice of Termination to the Seller and Escrow Agent within five (5) days of receipt of Seller's notice of its refusal to remediate the environmental


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

condition to a level which is at or below allowable governmental standards, whereupon, the Escrow Deposit and Additional Deposit shall be returned by the Escrow Agent to the Buyer in accordance with the provisions of paragraph 4(a) of this Agreement and all rights and obligations with respect to performance by the Buyer, Seller and the Escrow Agent hereunder shall be null and void. Failure by Buyer to deliver a Notice of Termination to the Seller and Escrow Agent within the five (5) day period discussed above, TIME BEING OF THE ESSENCE, shall be deemed a waiver of any right of termination that Buyer may have pursuant to this provision. In the event Seller agrees to the terms of the Remediation Request, Seller shall use commercially reasonable and diligent efforts to comply with the Remediation Request and Buyer shall give Seller a reasonable period of time to comply with the terms of the Remediation Request.

     (ii) Buyer hereby agrees that prior to its entry onto the Premises to perform Environmental Studies, Buyer shall have delivered to Seller evidence of liability insurance in an amount of not less than $1,000,000.00 naming the Seller as additional insured.

     (c) Non-Applicability.

     Seller has previously received within the last six (6) months from the Department of Environmental Protection, pursuant to the Industrial Site Recovery Act ("ISRA"), a determination that ISRA is not applicable to the Premises ("Non-Applicability Determination") and Seller shall deliver the Certificate of Non-Applicability to Buyer. Seller shall make an additional application for a Non-Applicability Determination upon expiration of the Environmental Due Diligence Period, if necessary, with respect to this transaction.

     8. LOSS OR DAMAGE. (a) The Seller is responsible for any damage to the Premises beyond ordinary wear and tear until the Closing. If the Premises is damaged by fire, vandalism, storm, flood or any other casualty between the date of this Agreement and the Closing, the parties shall obtain an estimate of the cost of


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

restoring the Premises from an established contractor of their choice. If, there is any damage or injury caused to the Premises and the estimate to restore same is in excess of $100,000.00, then either Buyer or Seller may terminate this Agreement by written notice to the other given within ten (10) days after the damage occurs, which termination by Seller may be negated by Buyer electing by written notice to Seller given within ten (10) days after receipt of Seller's notice of termination, to accept the Premises without reduction in the Purchase Price. In the event that the cost of restoring the damage to the Premises is less than $100,000.00 or if in excess thereof and this Agreement is not terminated by either the Buyer or the Seller, the Buyer shall close in accordance with this Agreement and pay the entire Purchase Price less a credit in an amount equal to the cost of completing the restoration as estimated by the contractor or agreed to by the parties, but in no event shall such credit exceed the sum of $100,000.00. If, pursuant to this paragraph, this Agreement is so terminated, there shall be no further obligations hereunder, except that Escrow Agent shall return the Escrow Deposit and Additional Escrow Deposit to Buyer within five (5) days of written notice of termination.

     (b) In the event any proceeding or negotiation is instituted which results or may result in a taking or condemnation of the Premises or any portion thereof, the Seller shall promptly notify the Buyer thereof, describing the nature and extent thereof. The Buyer may then, at its sole election, at any time prior to the tenth (10th) day after it receives notice of such proceedings and negotiations, terminate this Agreement by written notice to the Seller, whereupon neither party shall have any further right against the other hereunder and the Escrow Agent shall within five (5) days return the Escrow Deposit to the Buyer. In the event that this Agreement is not terminated by Buyer by reason of such taking, then and in that event, the sale of the Premises shall be consummated as herein provided and the Seller shall assign to the Buyer on the Closing Date all of the Seller's rights, title and interest pertaining to all awards payable by reason thereof and shall pay over to the Buyer all amounts theretofore received by the Seller in connection with such taking.

     9. CLOSING.

     (a) The closing and transfer of title to the Premises pursuant to this Agreement shall take place on or prior to the thirtieth (30th) day from the expiration of the Environmental Due Diligence Period (or Extended Environmental Due Diligence Period, if applicable) which date shall be memorialized by the parties upon execution of the Contract of Sale.

     (b) The closing and transfer of title to the Premises shall take place at the offices of Jack Wind, Esq., Margulies, Wind, Herrington & Knopf, 15 Exchange Place, Jersey City, New Jersey 07302 (the "Buyer's Attorney"), or such other place as may be agreed to by the Buyer and Seller.

     10. DEED AND OTHER DOCUMENTS/ITEMS.

     (a) At the Closing, Seller shall deliver to Buyer the following:

          (i) A Bargain and Sale Deed containing a covenant against the grantor's acts, duly signed and acknowledged, conveying the Premises in fee simple, free of all liens and encumbrances, except the Permitted Encumbrances;

          (ii) A check payable to the Clerk of Hudson County in full payment of the New Jersey Realty Transfer Tax or, in the alternative, an allowance to Buyer by way of credit for the amount;

          (iii) A check payable to the Real Estate Brokers, as such term is hereinafter defined or, in the alternative, an allowance to Buyer by way of credit for the amount;

          (iv) Keys;

          (v) Tax bills for the Premises for the tax year in which the Closing occurs;

          (vi) Duly executed Affidavit of Title in form requested by the Title Company;

          (vii) Duly executed FIRPTA Affidavit in form reasonably acceptable to the Seller and the Buyer; and

          (viii) A letter of non-applicability as set forth in Section 7(c) hereof or, if necessary.

     (b) At the Closing, Buyer shall deliver to the Seller the following:

          (i) The balance of the Purchase Price in bank funds, certified funds, New Jersey Attorney's Trust Account check or by wire transfer to the account designated by Seller in writing.

     11. LIQUIDATED DAMAGES/REMEDIES.

     (a) The Buyer and the Seller covenant and agree that it would be difficult to determine and quantify the Seller's damages in the event of the Buyer's default and failure to complete the purchase of the Premises pursuant to this Agreement. The Buyer and the Seller therefore covenant and agree that if the Buyer fails to make the payments to the Seller as herein provided or fails to perform the covenants and agreements contained in this Agreement in good faith the same shall constitute a default hereunder and this Agreement, at the option of the Seller, as its sole and exclusive remedy shall become null and void, and the Seller shall be entitled to the Escrow Deposit and Additional Deposit previously paid to the Escrow Agent, which amounts may be paid to Seller by the Escrow Agent in accordance with Paragraph 4 of this Agreement as liquidated damages for such failure or breach.

     (b) In the event Seller is unable to transfer the Property to Buyer for any reason then the sole obligation of Seller shall be to refund to Buyer the Escrow Deposit and Additional Deposit.

     12. REAL ESTATE BROKER. The Seller and the Buyer each warrant and represent to one another that no real estate broker was involved in any way in introducing them to each other and in procuring this Agreement, except for Insignia/Edward
S. Gordon (hereinafter referred to as the "Broker"). The Seller agrees to pay a commission to the Broker, upon closing and transfer of title an amount equal to 4.0% of the Purchase Price to the Broker (the "Commission"). In no event shall the commission be deemed earned, payable or due unless and until the closing and transfer of title to the Premises from Seller to Buyer. Should there be asserted against either Seller or Buyer any claim for a brokerage commission, finders fee or similar fee other than as described in this paragraph 12, as the result of any actual or alleged agreement, written or oral, or any action made or undertaken by the other party, then such other party shall indemnify, protect, defend and save harmless the Seller or Buyer, as the case may be, from any liability, damages, losses, costs and expenses related thereto, including reasonable attorneys fees. In case any action shall be brought against the Seller or the Buyer for an alleged brokerage commission or finders fee and in respect to which indemnity may be sought against either of them, the party against whom such action was brought shall promptly notify the other party in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel selected by the indemnifying party (which counsel shall be reasonably satisfactory to the indemnified party), the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by the indemnified party, the indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof; provided, however, that the indemnified party shall pay the costs and expenses incurred in connection with the employment of separate counsel. The indemnifying party shall not be liable for any settlement of any such action effected without its consent, but if settled with its consent, or if there is a final judgment for the claimant in any such action, the indemnifying party agrees to indemnify and save harmless the indemnified party against whom such action was brought from and against any loss or liability by reason of such settlement or judgment. The provisions of this Paragraph 12 shall survive the closing of title and/or termination of this Agreement and shall not merge into the Deed.

     13. ADJUSTMENTS, APPORTIONMENTS AND EXPENSES AT CLOSING.

     13.1 The following shall be apportioned between the Seller and the Buyer as of the Closing Date:

          (i) Real estate taxes on the basis of the calendar year for which assessed, except that if the closing and transfer of title to the Premises shall occur on a date prior to the time that the final tax rate for the year of the closing is fixed, the apportionment of taxes shall be based upon the taxes as then assessed; and

          (ii) Charges of public or private utilities, if any, shall not be adjusted but shall be paid by Seller based upon a current reading to be obtained by Seller.

     13.2 All unpaid municipal assessments against the Premises for work or improvements completed on or before the Closing Date shall be paid in full by the Seller or allowed as a credit against the Purchase Price. If the work or improvement is not completed by the Closing Date, then only the Buyer shall be responsible for any assessment installment payable after that date. If the improvement is completed by the Closing Date but the amount of the assessment has not yet been determined, the Seller shall pay a reasonably estimated amount at closing. When the amount of the charge is finally determined, the Seller shall pay any deficiency to the Buyer or the Buyer shall refund any excess payment back to the Seller. The Seller represents and warrants that the Seller has received no notice of any assessment affecting the Premises and that to the best of the Seller's knowledge, no assessment is proposed or planned. The provisions of this paragraph 13.2 shall survive the closing of title and shall not merge into the Deed.

     13.3 ERRORS IN APPORTIONMENTS. If after the Closing, the parties discover any error in adjustments and apportionments, the same shall be corrected as soon after the discovery as possible. The provisions of this Section 13.3 shall survive the Closing, except that no adjustment shall be made later than six (6) months after the Closing, unless prior to such date the party seeking the adjustment shall have delivered a written notice to the other specifying the nature and basis for such claim.

     14. PHYSICAL CONDITION OF THE PREMISES.

     14.1 The Buyer acknowledges that it has made or has reserved in this Agreement the right to make whatever investigation, inspection and examination of the physical nature and condition of the Premises that it desires, including without limitation, the building and the heating, plumbing and electrical systems. However, the Buyer realizes that the Premises are being sold in an "AS IS" condition, provided, however, Seller shall deliver the Premises in broom-clean condition. The Buyer further acknowledges that, except as expressly provided herein, the Seller has not made any statements, claims or guaranties as to the value or condition of the Premises. The Buyer fully realizes that, except as expressly provided herein, the Seller does not assume any responsibility or liability on account of any such physical condition. The Seller shall deliver possession of the Premises in vacant condition. In addition, the Premises shall be in the same condition on the Closing Date, as it is on the date of this Agreement, deterioration from ordinary and reasonable usage and exposure to the elements excepted.

     15. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

     (a) Seller, hereby represents, warrants and covenants the following which, shall be deemed made by Seller to Buyer also as of the Closing Date:

          (i) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has full power and authority to perform its obligations hereunder.

          (ii) The execution and delivery of this Agreement by Seller, the performance by Seller of its covenants and agreements hereunder and the consummation by Seller of the transactions contemplated hereby have been or will be duly authorized by all necessary action. When executed and delivered by Seller, this Agreement shall constitute a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency or other law affecting generally the enforceability of creditors right and by limitation on the availability of equitable remedies.

          (iii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any provision of the certificate of formation or by-laws of Seller or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which Seller is a party or by which Seller is bound.

          (iv) Seller has no knowledge, nor has Seller received any notes or notices of violations of law or municipal ordinances, environmental laws, orders or requirements noted in or issued by any governmental department having authority with respect to the Premises, other than those notified in writing to Buyer by Seller prior to the date hereof.

          (v) To the best of Seller's knowledge, Seller has no knowledge or notice of any application for any zoning change or pending zoning ordinance amendment which would affect the Premises.

          (vi) To the best of Seller's knowledge, there are no underground storage tanks on any portion of the Premises.

          (vii)  The  Seller  is  not  a  "foreign  person"  under  the  Foreign
     Investment in Real Property Tax Act of 1980 ("FIRPTA") and upon consummation of the transaction contemplated hereby, the Buyer will not be required to withhold from the Purchase Price any withholding tax.

          (viii) Prior to the Closing the Seller shall not cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Regulated Substances or other dangerous toxic substances, or solid waste, except under prior written consent of the Buyer, which permission may not be arbitrarily withheld.

          (ix) To the best of Seller's knowledge, the Property has not been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Regulated Substances, or other dangerous toxic substances, or solid waste.

          (x) The Property has not been, is not now being and will not be used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-23.11b(1).

          (xi) No lien has attached to any real property, revenues or other personal property interest of Seller located in the State of New Jersey, including any real property owned, leased, used and/or occupied by Seller, pursuant to CERCLA or as a result of the provision of the Spill Act, nor does the Seller have any knowledge of any facts which could give rise to such an expenditure or lien.

          (xii) Seller has not received either in writing or verbally any Enforcement Notice nor is it aware of any facts which might result in any Enforcement Notice with respect to the Property. of any facts which could give rise to such an expenditure or lien.

          (xiii) No informational  request has been issued to Seller pursuant to section 104 of CERCLA or any other federal, state or local environmental law, ordinance, regulation or rule.

          (xiv)  Seller  has not  received  a  written  notice of  intention  to
     commence  suit  pursuant  to  the  New  Jersey   Environmental  Rights  Act
     (N.J.S.A.) 2A:35A-1 et seq.

          (xv) If Seller obtains knowledge prior to the Closing of the assertion of any lien, as set forth in subsections herein, or an Enforcement Notice, or obtains knowledge of facts which may give rise to such lien or Enforcement Notice, whether written or oral, it shall immediately notify the Buyer in writing.

     16. BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

     (a) Buyer, hereby represents, warrants and covenants the following which, shall be deemed made by Buyer to Seller also as of the Closing Date:

          (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New

     Jersey, and has full power and authority to perform its obligations under this Agreement.

          (ii) The execution and delivery of this Agreement by Buyer, the performance by Buyer of its covenants and agreements hereunder and the consummation by Buyer of the transactions contemplated hereby have been or will be duly authorized by all necessary action of its Board of Directors. When executed and delivered by Buyer, this Agreement shall constitute a valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency or other law affecting generally the enforceability of creditors right and by limitation on the availability of equitable remedies.

          (iii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any provision of the certificate of incorporation or by-laws of Seller or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which Buyer is a party or by which Buyer is bound.

          (iv) Buyer has all of the financial resources necessary to perform its obligations under this Agreement and purchase the Premises.

     17. NOTICES. Any notices, demands, requests, statements or consents required, permitted or appropriate hereunder shall be in writing and shall be served upon the respective parties by certified mail, return receipt requested, to the following addresses:

           If to Seller:
                                     Willco Associates-1, L.L.C.
                                     236 Sussex Drive
                                     Manhasset, New York 11030
                                     Attn.: Alfred C. Kruger, Managing Partner

           With a copy to:
                                     Roberta S. Weisinger, Esq.
                                     440 Sylvan Avenue, Suite 110
                                     Englewood Cliffs, New Jersey 07632

           If to Buyer:
                                     Cunningham Graphics International, Inc.
                                     629 Grove Street
                                     Jersey City, New Jersey 07310
                                     Attn.: Michael R. Cunningham, President,
                                     Chief Executive Officer


           With a copy to:
                                     Jack Wind, Esq.
                                     Margulies, Wind, Herrington & Knopf
                                     15 Exchange Place
                                     Jersey City, New Jersey

     Such notices shall be deemed delivered when mailed in the manner above provided and shall be evidenced by a postal receipt.

     18. MERGER. Upon delivery of the Deed hereunder, this Agreement shall merge into the Deed and the parties shall have no further liability hereunder except as to those obligations, if any, which it is expressly provided shall survive the delivery of the Deed.

     19. RECORDATION OF AGREEMENT. The Buyer covenants and agrees that it shall not record this Agreement, or a copy or memorandum thereof. The recording or attempted recording of the same by the Buyer shall be a default hereunder by the Buyer, terminating this Agreement and entitling the Seller to damages, and injunctive relief to remove the document from record.

     20. ASSIGNMENT. The Buyer may not assign its obligations under this Agreement. Notwithstanding anything to the contrary in the immediately preceding sentence, the Buyer shall have the right to assign its rights and obligations under this Agreement to any entity which is an affiliate of the Buyer without the consent of Seller, provided, however that the assignment of this Agreement shall not in any way release the named Buyer from its obligations hereunder. For purposes hereof, the term "affiliate" shall mean any corporation which controls, is controlled by or is in common control with the Buyer.

     21. NEW JERSEY LAW GOVERNS. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey.

     22. CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     23. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     24. MODIFICATIONS IN WRITING. The modification, amendment, supplementation or waiver of any provisions of this Agreement or consent to any departure by the Buyer or the Seller therefrom, shall in no event be effective unless the same shall be in writing and signed by the Buyer and the Seller. Any such modification, amendment, supplementation, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     25.  SUCCESSORS  AND  ASSIGNS.  This  Agreement  shall be binding  upon the
parties  hereto  and  their  respective   successors,   assigns,   heirs,  legal
representatives and executors.

     26. FURTHER ASSURANCES. From time to time after the Closing Date, the Seller and the Buyer, without charge or expense to the other, shall perform such other acts, and shall execute and acknowledge and shall furnish such other instruments, documents, materials and information, as the other may reasonably request in order to confirm the consummation of the transaction provided for in this Agreement.

     27. ENTIRE AGREEMENT. This Agreement embodies and constitutes the entire understanding between the Buyer and the Seller with respect to the sale and purchase provided for herein, and all prior agreements, understandings, representations and statements, oral or written are merged into this Agreement.

     28. WILLCO-2 PROPERTY. The parties hereto recognize that simultaneously herewith Buyer and Willco Associates-2, L.L.C. are entering into an Agreement for the sale and purchase of the property located at 1 Thomas F. McGovern Drive, Jersey City, New Jersey and currently described on the tax map of the City of Jersey City, New Jersey as Block 2154.3, Lot 65 ("Willco 2 Property") and that the sale of the Premises is contingent upon the sale of the Willco 2 Property. Additionally, the parties hereto agree that a default by the Seller under the terms of the Agreement of Sale for the Willco 2 Property shall be deemed a default by the Seller hereunder and that the default by the Buyer under the terms of the Agreement of Sale for the Willco 2 Property shall be a default by the Buyer hereunder and in the event of a valid termination of the Contract of Sale for the Willco 2 Property this Contract shall also be deemed terminated. Similarly, all remedies available pursuant to this Agreement of Sale shall be applicable to the Agreement of Sale for the Willco 2 Property.

     IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed and delivered by their respective duly authorized corporate officer, all as of the day and year first above written.

                                    SELLER:

ATTEST:  _____________________      WILLCO ASSOCIATES-1, L.L.C.,
                                     a New Jersey limited liability company



                                    By: _______________________________________
                                         Alfred C. Kruger, Managing Partner




                                    BUYER:

ATTEST:  _____________________      CUNNINGHAM GRAPHICS INTERNATIONAL, INC.,
                                     a New Jersey Corporation



                                    By: _______________________________________
                                         Michael R. Cunningham, President,
                                            Chief Executive Officer